Exhibit 99.B(j)

Consent of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders

SEI Institutional Investments Trust:

We consent to the use of our report dated July 27, 2012, with respect to the financial statements of the SEI Institutional Investments Trust, comprising the Large Cap Fund, Large Cap Diversified Alpha Fund, Large Cap Disciplined Equity Fund, Large Cap Index Fund, Small Cap Fund, Small Cap II Fund, Small/Mid Cap Equity Fund, U.S. Managed Volatility Fund, International Equity Fund, World Equity Ex-US Fund, Screened World Equity Ex-US Fund, Enhanced LIBOR Opportunities Fund, Core Fixed Income Fund, High Yield Bond Fund, Long Duration Fund, Ultra Short Duration Bond Fund, Emerging Markets Debt Fund, Real Return Fund, Dynamic Asset Allocation Fund, and Multi-Asset Real Return Fund, as of May 31, 2012, incorporated herein by reference and to the references to our firm under the heading “Financial Highlights” in the Prospectus and under the heading, “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

September 28, 2012